Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Elizabeth Owen
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-relations@levi.com		newsmediarequests@levi.com
LEVI STRAUSS & CO. REPORTS FOURTH-QUARTER AND FISCAL YEAR 2023 FINANCIAL RESULTS
Q4 NET REVENUES UP 3% REFLECTING GROWTH IN THE U.S. AND GLOBAL DTC UP 11%
GROSS MARGIN OF 57.8% UP 200 BASIS POINTS OVER PRIOR YEAR DRIVEN BY LOWER PRODUCT COSTS
Q4 DILUTED EPS OF $0.32 AND ADJ DILUTED EPS OF $0.44 UP 29% TO PRIOR YEAR
INVENTORY DOWN 17% ON A COMPARABLE BASIS, STRONG CASH FLOW EXPECTED TO CONTINUE
ANNOUNCES DETAILS ON GLOBAL PRODUCTIVITY INITIATIVE
PROVIDES FISCAL YEAR 2024 GUIDANCE
SAN FRANCISCO (January 25, 2024) – Levi Strauss & Co. (NYSE: LEVI) today announced financial results for the fourth quarter and fiscal year ended November 26, 2023.
"I am proud of what we have accomplished over the past twelve years. By putting the Levi’s brand at the center of culture, we revitalized this iconic brand and transformed our financials putting us in a position where we are stronger today,” said Chip Bergh, president and chief executive officer of Levi Strauss & Co. “While 2023 was a challenging year, we ended on a strong note and I am optimistic about the future. I couldn't be more confident in Michelle as my successor, and together with the rest of our team, they position the company to thrive in its next phase of growth.”
"I am honored to take the role of chief executive officer of this iconic company and thank Chip for his exceptional leadership in having built a solid foundation for future growth,” said Michelle Gass, president and incoming chief executive officer of Levi Strauss & Co. “We have a strong pipeline of newness and innovation launching this year to fuel consumer demand. And I am confident in the significant growth opportunities ahead for this company- including accelerating international growth, becoming a denim apparel lifestyle business, and leading with DTC. The success of these strategic initiatives drove our growth in the fourth quarter and position us to create outsized long-term shareholder value in the years ahead.”
Global Productivity Initiative
In the first quarter of 2024, the company’s Board of Directors endorsed a multi-year global productivity initiative, Project FUEL, designed to accelerate the execution of our Brand Led and DTC First strategies while fueling long-term profitable growth. This is expected to be a two-year initiative with a focus on optimizing the operating model and structure, redesigning business processes and identifying opportunities to reduce costs while simplifying processes across the organization. In fiscal 2024, it is expected this initiative will generate net cost savings of $100 million.
The first phase of the global productivity initiative is expected to occur in the first half of 2024 and is expected to include a 10% to 15% reduction of our global corporate workforce. As a result, the Company expects to record estimated restructuring charges of $110 to $120 million in the first quarter. Additional restructuring charges may be incurred as the company progresses further with this initiative.
“We achieved a strong Q4 performance, inflecting to growth along with substantial margin expansion, generation of positive free cash flow and closing the year with record net store openings,” said Harmit Singh, Chief Financial and Growth Officer. “Looking forward, we are focused on margin execution supported by gross margin expansion and by our global productivity initiative, which gives us clear line of sight to significant annual cost savings.”

Financial Highlights for the Fourth-Quarter
•Net Revenues of $1.6 billion increased 3% on a reported basis and 2% on a constant-currency basis versus Q4 2022.
•DTC (Direct to Consumer) net revenues increased 11% on a reported basis and 10% on a constant-currency basis, driven by broad-based growth in both company-operated mainline and outlet stores and e-commerce. Net revenues from e-commerce grew 19% on a reported basis and 17% on a constant-currency basis primarily reflecting double-digit growth across regions for the Levi’s® brand. As a percentage of fourth quarter net revenues, DTC comprised 42% of total net revenues as compared to 39% in the fourth quarter of 2022.
•Wholesale net revenues declined 2% on a reported basis and 3% on a constant-currency basis, as growth of the Levi’s brands in the U.S. and Asia was offset by a decline in Europe.
•In the Americas, net revenues increased 6% on a reported basis and 4% on a constant-currency basis inclusive of 4% growth in the U.S. DTC net revenues increased 12% on a reported basis and 10% on a constant-currency basis driven by company-operated mainline and outlet stores and e-commerce. Wholesale net revenues increased 3% on a reported basis and 1% on a constant-currency basis reflecting growth in the U.S. from Levi’s® and Signature. Operating income for the segment increased 50% due to higher net revenues and gross margin, and lower SG&A expenses.
•In Europe, net revenues increased 2% on a reported basis and decreased 2% on a constant-currency basis; excluding Russia, net revenues increased 1% on a constant-currency basis. DTC net revenues increased 12% on a reported basis and 7% on a constant-currency basis, and 10% excluding Russia, driven by company-operated mainline and outlet stores and e-commerce. Wholesale net revenues decreased 7% on a reported basis and 10% on a constant-currency basis, and 7% excluding Russia, reflecting the cautious order environment among wholesale partners. Operating income for the segment increased 5% on a reported basis due to higher net revenues and gross margin, partially offset by higher SG&A expenses.
•Asia net revenues increased 4% on a reported basis and 7% on a constant-currency basis, reflecting growth across almost all markets, including China. DTC net revenues increased 7% on a reported basis and 11% on a constant-currency basis, driven by strength in company-operated mainline and outlet stores and e-commerce. Wholesale net revenues increased 1% on a reported basis and 3% on a constant-currency basis. Operating income for the segment increased 7% due to higher net revenues and gross margin, partially offset by higher SG&A expenses.
•Other Brands net revenues decreased 11% on a reported basis and 13% on a constant-currency basis. Dockers® decreased 18% on a reported basis and 20% on a constant-currency basis as growth internationally and in DTC was offset by continued softness in U.S. wholesale. Beyond Yoga® increased 14% on reported and constant-currency bases.

	Net Revenues				Operating Income (loss) *
	Three Months Ended		Increase (Decrease) As Reported	Increase (Decrease) Constant Currency	Three Months Ended		Increase (Decrease) As Reported	Increase (Decrease) Constant Currency
($ millions)	November 26, 2023	November 27, 2022			November 26, 2023	November 27, 2022
Americas	$888	$840	6%	4%	$212	$141	50%	47%
Europe	$379	$370	2%	(2)%	$65	$62	5%	4%
Asia	$262	$251	4%	7%	$31	$29	7%	13%
Other Brands	$113	$127	(11)%	(13)%	$—	$1	(100)%	(75)%
•Operating margin of 9.2% was up from 8.6% in Q4 2022 as a result of higher net revenues and gross margin, partially offset by higher SG&A expenses. Adjusted EBIT margin increased 320 basis points to 12.2% from 9.0% last year.
◦Gross margin and Adjusted gross margin expanded 200 basis points to 57.8% from 55.8% in Q4 2022. The expansion in Gross margin and Adjusted gross margin was primarily driven by lower product costs, favorable channel mix and higher full-price sales.

◦Selling, general and administrative (SG&A) expenses were $799 million compared to $750 million in Q4 2022. Adjusted SG&A was $750 million compared to $745 million last year, reflecting higher planned expenses to support DTC expansion, mostly offset by lower advertising and promotion expenses and incentive compensation.
•Interest and other expenses, which include foreign exchange losses, were $15 million compared to interest and other income of $3 million in Q4 2022.
•The effective tax rate was 7.2% compared to (7.7)% in Q4 2022.
•Net income was $127 million compared to $151 million in Q4 2022. Adjusted net income was $179 million compared to $137 million in Q4 2022.
•Diluted earnings per share was $0.32 compared to $0.38 in Q4 2022. Adjusted diluted earnings per share was $0.44 compared to $0.34 in Q4 2022.

Fiscal-year 2023 results are included in the company’s Annual Report on Form 10-K for the year ended November 26, 2023.

Financial Highlights for the Full Year
•Reported net revenues of $6.2 billion were flat to FY 2022, and flat on a constant-currency basis
•Gross margin was 56.9%; Adjusted gross margin was 56.9%, 70 basis points below FY 2022
•Operating margin was 5.7%; Adjusted EBIT margin was 9.0%, compared to 11.6% in FY 2022
•Net income was $250 million; Adjusted net income was $441 million, down from $604 million in FY 2022
•Diluted EPS was $0.62; Adjusted diluted EPS was $1.10, down from $1.50 in FY 2022
•The Company returned $199 million in capital to shareholders

Highlights include:

	Three Months Ended		Increase (Decrease) As Reported	Increase (Decrease) Constant Currency	Year Ended		Increase (Decrease) As Reported	Increase (Decrease) Constant Currency
($ millions, except per-share amounts)	November 26, 2023	November 27, 2022			November 26, 2023	November 27, 2022
Net revenues	$1,642	$1,589	3%	2%	$6,179	$6,169	—%	—%
Net income	$127	$151	(16)%	(23)%	$250	$569	(56)%	(57)%
Adjusted net income	$179	$137	31%	16%	$441	$604	(27)%	(29)%
Adjusted EBIT	$200	$142	41%	36%	$555	$713	(22)%	(23)%
Diluted earnings per share	$0.32	$0.38	(6)¢	(9)¢	$0.62	$1.41	(79)¢	(82)¢
Adjusted diluted earnings per share	$0.44	$0.34	10¢	6¢	$1.10	$1.50	(40)¢	(45)¢

Additional information regarding Adjusted gross margin, Adjusted SG&A, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted diluted earnings per share, Adjusted free cash flow as well as amounts presented on a constant-currency basis, all of which are non-GAAP financial measures, is provided at the end of this press release.
Balance Sheet Review as of November 26, 2023
•Cash and cash equivalents were $399 million, while total liquidity was approximately $1.3 billion.

•The company’s leverage ratio was 1.4, as compared to 1.1 at the end of Q4 2022.
•Total inventories decreased 9% on a reported basis and 17% excluding the impact of the modification of terms with the majority of our suppliers that results in the company taking ownership of inventory for goods being brought into the Americas closer to the point of shipment rather than destination.
Additional information regarding leverage ratio, which is a non-GAAP financial measure, is provided at the end of this press release.
Shareholder Returns
In the fourth quarter, the company returned $48 million to shareholders in the form of dividends representing a dividend of $0.12 per share, up 1% from prior year. The company did not repurchase any shares in the quarter.
For the full year, the company returned $199 million to shareholders including:
•Dividends of $191 million, representing annual dividends of $0.48 per share, up 9% from prior year, and
•Share repurchases of $8 million reflecting 0.5 million shares retired.
As of November 26, 2023, the company had $680 million remaining under its current share repurchase authorization, which has no expiration date.
The company declared a dividend of $0.12 per share totaling approximately $48 million, payable in cash on February 23, 2024 to the holders of record of Class A common stock and Class B common stock at the close of business February 7, 2024.
Guidance
The company’s expectations for fiscal 2024 are as follows:
•Reported net revenues growth of 1% to 3% year-over-year. This includes an expected 2-point negative impact primarily attributable to the strategic decision to exit the Denizen business, planned lower off-price sales and FX partially offset by a 53rd week.
•Adjusted diluted EPS of $1.15 to $1.25, which incorporates an adverse impact of $0.05 from the net revenue items noted above and $0.12 from a higher, normalized tax rate versus prior year.
This outlook also assumes no significant worsening of macro-economic pressures on the consumer, inflationary pressures, supply chain disruptions, or currency impacts. A reconciliation of non-GAAP forward looking information to the corresponding GAAP measures cannot be provided without unreasonable efforts due to the challenge in quantifying various items including but not limited to, the effects of foreign currency fluctuations, taxes, and any future restructuring, restructuring-related, severance and other charges.
Investor Conference Call
To access the conference call, please pre-register on https://register.vevent.com/register/BI4e588db46bfc40c48ebd8becc83fe297 and you will receive confirmation with dial-in details. A live webcast of the event can be accessed on https://edge.media-server.com/mmc/p/9dtmakyz/.

A replay of the webcast will be available on http://investors.levistrauss.com starting approximately two hours after the event and archived on the site for one quarter.
About Levi Strauss & Co.
Levi Strauss & Co. (LS&Co.) is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Signature by Levi Strauss & Co.™, Denizen®, Dockers® and Beyond Yoga® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,200 retail stores and shop-in-shops. Levi Strauss & Co.'s reported 2023 net revenues were $6.2 billion. For more information, go to http://levistrauss.com, and for financial news and announcements go to http://investors.levistrauss.com.

Forward-Looking Statements
This press release and related conference call contains, in addition to historical information, forward-looking statements, including statements related to: progress against strategic priorities; the ongoing restructuring of our operations and our ability to achieve any anticipated cost savings associated with such restructuring; the continued impact of the COVID-19 pandemic on the company’s business; emerging from the pandemic as a stronger company; trajectory of direct-to-consumer business; macroeconomic conditions; impacts of foreign exchange; future financial results, including net revenues, adjusted EBIT margins, return on invested capital levels, adjusted gross margins, adjusted SG&A, tax rate, and adjusted diluted EPS; capital expenditures; pricing initiatives; inventory growth; new store openings; investments in high growth initiatives; future dividend payments and share repurchases; and efforts to diversify product categories and distribution channels, and the related revenue projections. The company has based these forward-looking statements on its current assumptions, expectations and projections about future events. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in the company's filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for fiscal 2023, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release and related conference call. The company is not under any obligation and does not intend to update or revise any of the forward-looking statements contained in this press release and related conference call to reflect circumstances existing after the date of this press release and related conference call or to reflect the occurrence of future events, even if such circumstances or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
Non-GAAP Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, the company uses certain non-GAAP financial measures, such as Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted SG&A margin, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted net income (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis), constant-currency net revenues, net debt, leverage ratio, Adjusted free cash flow, and return on invested capital to provide investors with additional useful information about its financial performance, to enhance the overall understanding of its past performance and future prospects and to allow for greater transparency with respect to important metrics used by management for financial and operating decision-making. The company presents these non-GAAP financial measures to assist investors in seeing its financial performance from management's view and because it believes they provide an additional tool for investors to use in computing the company's core financial performance over multiple periods with other companies in its industry. The tables found below present Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted SG&A margin, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted net income (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis), constant-currency net revenues, net debt, leverage ratio, Adjusted free cash flow, and return on invested capital and corresponding reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Certain items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities; (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. The company urges investors to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES” below for reconciliation to the most comparable GAAP financial measures. A reconciliation of non-GAAP forward looking information to the corresponding GAAP measures cannot be provided without unreasonable efforts due to the challenge in quantifying various items including but not limited to, the effects of foreign currency fluctuations, taxes, and any future restructuring, restructuring-related, severance and other charges.
Constant-currency
The company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which it conducts its business. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency translation fluctuations.
The company believes disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of the underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered in isolation or as a substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
The company calculates constant-currency amounts by translating local currency amounts in the prior-year period at actual foreign exchange rates for the current period. Constant-currency results do not eliminate the transaction currency impact, which primarily include the realized and unrealized gains and losses recognized from the measurement and remeasurement of purchases and sales of products in a currency other than the functional currency and of forward foreign exchange contracts. Additionally, gross margin and Adjusted gross margin are impacted by gains and losses related to the procurement of inventory, primarily products sourced in EUR and USD, by our global sourcing organization on behalf of our foreign subsidiaries.

Source: Levi Strauss & Co. Investor Relations
# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	November 26, 2023	November 27, 2022

	(Dollars in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$398.8	$429.6
Short-term investments in marketable securities	—	70.6
Trade receivables, net	752.7	697.0
Inventories	1,290.1	1,416.8
Other current assets	196.0	213.9
Total current assets	2,637.6	2,827.9
Property, plant and equipment, net	680.7	622.8
Goodwill	303.7	365.7
Other intangible assets, net	267.6	286.7
Deferred tax assets, net	729.5	625.0
Operating lease right-of-use assets, net	1,033.9	970.0
Other non-current assets	400.6	339.7
Total assets	$6,053.6	$6,037.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	567.9	657.2
Accrued salaries, wages and employee benefits	214.9	246.7
Accrued sales returns and allowances	189.8	180.0
Short-term operating lease liabilities	245.5	235.7
Other accrued liabilities	569.4	662.0
Total current liabilities	1,787.5	1,981.6
Long-term debt	1,009.4	984.5
Postretirement medical benefits	33.6	36.3
Pension liabilities	111.1	113.1
Long-term employee related benefits	102.2	104.9
Long-term operating lease liabilities	913.1	859.1
Other long-term liabilities	50.3	54.6
Total liabilities	4,007.2	4,134.1

Commitments and contingencies

Stockholders’ Equity:
Common stock — $0.001 par value; 1,200,000,000 Class A shares authorized; 102,104,670 shares and 96,028,351 shares issued and outstanding as of November 26, 2023 and November 27, 2022, respectively; and 422,000,000 Class B shares authorized, 295,243,353 shares and 297,703,442 shares issued and outstanding, as of November 26, 2023 and November 27, 2022, respectively	0.4	0.4
Additional paid-in capital	686.7	625.6
Accumulated other comprehensive loss	(390.9)	(421.7)
Retained earnings	1,750.2	1,699.4
Total stockholders’ equity	2,046.4	1,903.7
Total liabilities and stockholders’ equity	$6,053.6	$6,037.8

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	November 26, 2023	November 27, 2022	November 26, 2023	November 27, 2022

	(Dollars in millions, except per share amounts)
Net revenues	$1,642.3	$1,588.7	$6,179.0	$6,168.6
Cost of goods sold	692.6	701.4	2,663.3	2,619.8
Gross profit	949.7	887.3	3,515.7	3,548.8
Selling, general and administrative expenses	798.5	750.3	3,072.2	2,890.7
Goodwill and other intangible asset impairment charges	—	—	90.2	11.6
Operating income	151.2	137.0	353.3	646.5
Interest expense	(10.5)	(9.4)	(45.9)	(25.7)
Other (expense) income, net	(4.1)	12.2	(42.2)	28.8
Income before income taxes	136.6	139.8	265.2	649.6
Income tax expense (benefit)	9.8	(10.8)	15.6	80.5
Net income	$126.8	$150.6	$249.6	$569.1
Earnings per common share attributable to common stockholders:
Basic	$0.32	$0.38	$0.63	$1.43
Diluted	$0.32	$0.38	$0.62	$1.41
Weighted-average common shares outstanding:
Basic	398,058,884	395,098,017	397,208,535	397,341,137
Diluted	401,583,297	400,201,539	401,723,167	403,844,782

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	November 26, 2023	November 27, 2022

	(Dollars in millions)
Cash Flows from Operating Activities:
Net income	$249.6	$569.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	165.3	158.9
Goodwill and other intangible asset impairment	90.2	11.6
Property, plant, equipment and right-of-use asset impairment, and gain/loss on early lease terminations, net	66.4	26.2
Stock-based compensation	74.4	60.8
Benefit from deferred income taxes	(104.3)	(59.8)
Loss on early extinguishment of debt	—	—
Other, net	2.4	11.6
Net change in operating assets and liabilities	(108.5)	(550.3)
Net cash provided by operating activities	435.5	228.1
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(315.5)	(268.3)
Payments for business acquisition	(12.1)	—
Proceeds (payments) on settlement of forward foreign exchange contracts not designated for hedge accounting	16.1	12.4
Payments to acquire short-term investments	—	(72.8)
Proceeds from sale, maturity and collection of short-term investments	70.8	93.0
Net cash used for investing activities	(240.7)	(235.7)
Cash Flows from Financing Activities:
Proceeds from senior revolving credit facility	200.0	404.0
Repayments of senior revolving credit facility	(200.0)	(404.0)
Repurchase of common stock	(8.1)	(175.7)
Tax withholdings on equity awards	(22.5)	(29.0)
Dividend to stockholders	(190.5)	(174.3)
Other financing, net	7.0	13.6
Net cash used for financing activities	(214.1)	(365.4)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(11.6)	(7.6)
Net decrease in cash and cash equivalents and restricted cash	(30.9)	(380.6)
Beginning cash and cash equivalents, and restricted cash	430.0	810.6
Ending cash and cash equivalents, and restricted cash	399.1	430.0
Less: Ending restricted cash	(0.3)	(0.4)
Ending cash and cash equivalents	$398.8	$429.6

Noncash Investing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$59.6	$93.3

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$42.8	$37.5
Cash paid for income taxes during the period, net of refunds	89.3	129.3
The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE FOURTH QUARTER AND FISCAL YEAR 2023

The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on January 25, 2024, discussing the company’s financial condition and results of operations as of and for the quarter and year ended November 26, 2023.
We define the following non-GAAP measures as follows:

Most comparable GAAP measure	Non-GAAP measure	Non-GAAP measure definition
Gross profit	Adjusted gross profit	Gross profit excluding COVID-19 and acquisition related inventory costs
Gross margin	Adjusted gross margin	Adjusted gross profit as a percentage of net revenues
Selling, general and administration (“SG&A”) expenses	Adjusted SG&A	SG&A expenses excluding changes in fair value on COVID-19 related charges, acquisition and integration related charges, impairment charges and early termination gains, net and restructuring related charges, severance and other, net.
SG&A margin	Adjusted SG&A margin	Adjusted SG&A as a percentage of net revenues
Net income	Adjusted EBIT	Net income excluding income tax expense, interest expense, other (income) expense, net, loss on early extinguishment of debt, impact of changes in fair value on cash-settled stock-based compensation, COVID-19 related inventory costs and other charges, acquisition and integration related charges, and restructuring and restructuring related charges, severance and other, net.
Net income margin	Adjusted EBIT margin	Adjusted EBIT as a percentage of net revenues.
Net income	Adjusted net income	Net income excluding loss on early extinguishment of debt, COVID-19 government subsidy gains, unrealized gains on marketable securities originating in prior years, charges related to the impact of changes in fair value on cash-settled stock-based compensation, COVID-19 related inventory costs and other charges, acquisition and integration related charges, and restructuring and restructuring related charges, severance and other, net, and re-measurement of our deferred tax assets and liabilities based on the lower rates as a result of the Tax Cuts and Jobs Act (“Tax Act”), adjusted to give effect to the income tax impact of such adjustments.
Net income	Adjusted EBITDA	Adjusted EBIT excluding depreciation and amortization expense
Net income margin	Adjusted net income margin	Adjusted net income as a percentage of net revenues
Diluted earnings per share	Adjusted diluted earnings per share	Adjusted net income per weighted-average number of diluted common shares outstanding

Adjusted Gross Profit:

	Three Months Ended		Twelve Months Ended
	November 26, 2023	November 27, 2022	November 26, 2023	November 27, 2022

	(Dollars in millions)
Most comparable GAAP measure:
Gross profit	$949.7	$887.3	$3,515.7	$3,548.8

Non-GAAP measure:
Gross profit	$949.7	$887.3	$3,515.7	$3,548.8
COVID-19 related inventory costs	—	—	—	1.4
Acquisition related charges(1)	—	—	—	2.0
Adjusted gross profit	$949.7	$887.3	$3,515.7	$3,552.2

Gross margin	57.8%	55.8%	56.9%	57.5%
Adjusted gross margin	57.8%	55.8%	56.9%	57.6%
_____________
(1)Acquisition related charges include the inventory markup above historical carrying value associated with the Beyond Yoga acquisition.

Adjusted SG&A:

	Three Months Ended		Twelve Months Ended
	November 26, 2023	November 27, 2022	November 26, 2023	November 27, 2022

	(Dollars in millions)
Most comparable GAAP measure:
Selling, general and administrative expenses	$798.5	$750.3	$3,072.2	$2,890.7

Non-GAAP measure:
Selling, general and administrative expenses	798.5	750.3	3,072.2	2,890.7
Impact of changes in fair value on cash-settled stock-based compensation	—	—	—	(0.6)
COVID-19 related charges	—	—	—	(3.9)
Acquisition and integration related charges(1)	(1.3)	(1.4)	(5.0)	(6.0)
Property, plant, equipment, right-of-use asset impairment, and early lease terminations, net(2)	(38.7)	10.3	(63.4)	(21.6)
Restructuring and restructuring related charges, severance and other, net(3)	(8.9)	(14.2)	(42.9)	(19.4)
Adjusted SG&A	$749.6	$745.0	$2,960.9	$2,839.2

SG&A margin	48.6%	47.2%	49.7%	46.9%
Adjusted SG&A margin	45.6%	46.9%	47.9%	46.0%
_____________
(1)Acquisition and integration related charges includes SG&A expenses associated with the Beyond Yoga acquisition, including acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees.
(2)For the three months ended November 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges of $24.4 million related to the impairment of capitalized internal-use software as a result of the decision to discontinue certain technology projects and $14.3 million of impairment related to certain store assets, primarily in the U.S. and as the result of poor store performance. For the three months ended November 27, 2022, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges gains on early termination of store leases in Russia.

For the year ended November 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges of $49.3 million related to the impairment of capitalized internal-use software as a result of the decision to discontinue certain technology projects, $14.3 million of impairment related to certain store assets, primarily in the U.S. and as the result of poor store performance, a $3.9 million gain on the early termination of store leases in Russia, and $3.7 million of impairment related to other discontinued projects. For the year ended November 27, 2022, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes impairment of $4.1 million related to property, plant and equipment and $33.3 million related to certain store right-of-use assets offset by a $15.8 million gain on the early termination of store leases, all related to the Russia-Ukraine crisis.
(3)For the three months ended November 26, 2023, restructuring and restructuring related charges, severance and other, net primarily includes consulting costs associated with our restructuring initiative of $5.0 million. For the three months ended November 27, 2022, restructuring and restructuring related charges, severance and other, net primarily includes net restructuring charges of $12.4 million.
For the year ended November 26, 2023, restructuring and restructuring related charges, severance and other, net primarily relates to net restructuring charges of $20.3 million, other executive severance and separation charges of $9.5 million, consulting costs associated with our restructuring initiative of $5.0 million, costs associated with the wind-down of the Russia business, including severance of $3.8 million. For the year ended November 27, 2022, restructuring and restructuring related charges, severance and other, net primarily includes net restructuring charges of $9.1 million and $7.3 million of charges related to the Russia-Ukraine crisis.

Adjusted EBIT and Adjusted EBITDA:

	Three Months Ended		Twelve Months Ended
	November 26, 2023	November 27, 2022	November 26, 2023	November 27, 2022

	(Dollars in millions)
Most comparable GAAP measure:
Net income	$126.8	$150.6	$249.6	$569.1

Non-GAAP measure:
Net income	126.8	150.6	249.6	569.1
Income tax (benefit) expense	9.8	(10.8)	15.6	80.5
Interest expense	10.5	9.4	45.9	25.7
Other (income) expense, net	4.1	(12.2)	42.2	(28.8)
Impact of changes in fair value on cash-settled stock-based compensation	—	—	—	0.6
COVID-19 related inventory costs and other charges(1)	—	—	—	5.3
Acquisition and integration related charges(2)	1.3	1.4	5.0	8.0
Property, plant, equipment, right-of-use asset impairment, and early lease terminations, net(3)	38.7	(10.3)	63.4	21.6
Goodwill and other intangible asset impairment charges(4)	—	—	90.2	11.6
Restructuring and restructuring related charges, severance and other, net(5)	8.9	14.2	42.9	19.4
Adjusted EBIT	$200.1	$142.3	$554.8	$713.0
Depreciation and amortization(6)	42.1	39.8	160.8	154.5
Adjusted EBITDA	$242.2	$182.1	$715.6	$867.5

Net income margin	7.7%	9.5%	4.0%	9.2%
Adjusted EBIT margin	12.2%	9.0%	9.0%	11.6%
____________
(1)For the year ended November 27, 2022, COVID-19 related inventory costs and other charges includes $1.4 million in inventory related charges and $3.9 million in SG&A related charges.
(2)Acquisition and integration related charges include the inventory markup above historical carrying value as well as SG&A expenses associated with the Beyond Yoga acquisition, including acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees.
(3)For the three months ended November 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges of $24.4 million related to the impairment of capitalized internal-use software as a result of the decision to discontinue certain technology projects and $14.3 million of impairment related to certain store assets, primarily in the U.S. and as the result of poor store performance. For the three months ended November 27, 2022, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges gains on early termination of store leases in Russia.

For the year ended November 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges of $49.3 million related to the impairment of capitalized internal-use software as a result of the decision to discontinue certain technology projects, $14.3 million of impairment related to certain store assets, primarily in the U.S. and as the result of poor store performance, a $3.9 million gain on the early termination of store leases in Russia, and $3.7 million of impairment related to other discontinued projects. For the year ended November 27, 2022, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes impairment of $4.1 million related to property, plant and equipment and $33.3 million related to certain store right-of-use assets offset by a $15.8 million gain on the early termination of store leases, all related to the Russia-Ukraine crisis.
(4)For the year ended November 26, 2023, goodwill and other intangible asset impairment charges includes impairment charges of $75.4 million related to Beyond Yoga reporting unit goodwill and $14.8 million related to the Beyond Yoga trademark. During the year ended November 27, 2022, we recognized impairment charges of $11.6 million related to goodwill assigned to the Russia business.
(5)For the three months ended November 26, 2023, restructuring and restructuring related charges, severance and other, net primarily includes consulting costs associated with our restructuring initiative of $5.0 million. For the three months ended November 27, 2022, restructuring and restructuring related charges, severance and other, net primarily includes net restructuring charges of $12.4 million.
For the year ended November 26, 2023, restructuring and restructuring related charges, severance and other, net primarily relates to net restructuring charges of $20.3 million, other executive severance and separation charges of $9.5 million, consulting costs associated with our restructuring initiative of $5.0 million, costs associated with the wind-down of the Russia business, including severance of $3.8 million. For the year ended November 27, 2022, restructuring and restructuring related charges, severance and other, net primarily includes net restructuring charges of $9.1 million and $7.3 million of charges related to the Russia-Ukraine crisis.
(6)Depreciation and amortization for both the three months ended November 26, 2023 and November 27, 2022 is net of $0.1 million of amortization included in Restructuring and restructuring related charges, severance and other, net.
Depreciation and amortization for the years ended November 26, 2023 and November 27, 2022 is net of $0.4 million and $0.3 million, respectively, of amortization included in Restructuring and restructuring related charges, severance and other, net.

Adjusted Net Income:

	Three Months Ended		Twelve Months Ended
	November 26, 2023	November 27, 2022	November 26, 2023	November 27, 2022

	(Dollars in millions, except per share amounts)
Most comparable GAAP measure:
Net income	$126.8	$150.6	$249.6	$569.1

Non-GAAP measure:
Net income	126.8	150.6	249.6	569.1
Impact of changes in fair value on cash-settled stock-based compensation	—	—	—	0.6
COVID-19 related inventory costs and other charges(1)	—	—	—	(7.2)
Acquisition and integration related charges(2)	1.3	1.4	5.0	8.0
Property, plant, equipment, right-of-use asset impairment, and early lease terminations, net(3)	38.7	(10.3)	63.4	21.6
Goodwill and other intangible asset impairment charges(4)	—	—	90.2	11.6
Restructuring and restructuring related charges, severance and other, net(5)	8.9	14.2	42.9	19.4
U.S. Pension settlement loss(6)	—	—	19.0	—
Unrealized gain on equity securities(7)	—	(19.9)	—	(19.9)
Tax impact of adjustments(8)	2.9	0.6	(29.4)	0.7
Adjusted net income	$178.6	$136.6	$440.7	$603.9

Net income margin	7.7%	9.5%	4.0%	9.2%
Adjusted net income margin	10.9%	8.6%	7.1%	9.8%
_____________
(1)For the year ended November 27, 2022, the net reduction in costs incurred in connection with COVID-19 includes a $12.5 million gain reflecting a payment received from the German government as reimbursement for COVID-19 losses incurred in prior years, $1.4 million in inventory related charges and $3.9 million in SG&A related charges.
(2)Acquisition and integration related charges include the inventory markup above historical carrying value as well as SG&A expenses associated with the Beyond Yoga acquisition, including acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees.
(3)For the three months ended November 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges of $24.4 million related to the impairment of capitalized internal-use software as a result of the decision to discontinue certain technology projects and $14.3 million of impairment related to certain store assets, primarily in the U.S. and as the result of poor store performance. For the three months ended November 27, 2022, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges gains on early termination of store leases in Russia.
For the year ended November 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges of $49.3 million related to the impairment of capitalized internal-use software as a result of the decision to discontinue certain technology projects, $14.3 million of impairment related to certain store assets, primarily in the U.S. and as the result of poor store performance, a $3.9 million gain on the early termination of store leases in Russia, and $3.7 million of impairment related to other discontinued projects. For the year ended November 27, 2022, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes impairment of $4.1 million related to property, plant and equipment and $33.3 million related to certain store right-of-use assets offset by a $15.8 million gain on the early termination of store leases, all related to the Russia-Ukraine crisis.
(4)For the year ended November 26, 2023, goodwill and other intangible asset impairment charges includes impairment charges of $75.4 million related to Beyond Yoga reporting unit goodwill and $14.8 million related to the Beyond Yoga trademark. During the year ended November 27, 2022, we recognized impairment charges of $11.6 million related to goodwill assigned to the Russia business.
(5)For the three months ended November 26, 2023, restructuring and restructuring related charges, severance and other, net primarily includes consulting costs associated with our restructuring initiative of $5.0 million. For the three months ended November 27, 2022, restructuring and restructuring related charges, severance and other, net primarily includes net restructuring charges of $12.4 million.
For the year ended November 26, 2023, restructuring and restructuring related charges, severance and other, net primarily relates to net restructuring charges of $20.3 million, other executive severance and separation charges of $9.5 million, consulting costs associated with our restructuring initiative of $5.0 million, costs associated with the wind-down of the Russia business, including severance of $3.8 million. For the year ended November 27, 2022, restructuring and restructuring related charges, severance and other, net primarily includes net restructuring charges of $9.1 million and $7.3 million of charges related to the Russia-Ukraine crisis.

(6)For the year ended November 26, 2023, the pension settlement relates to the Company purchasing nonparticipating annuity contracts in order to transfer certain retiree liabilities to an insurer, resulting in a one-time settlement charge of $19.0 million.
(7)The unrealized gains on marketable equity securities is related to an out-of-period adjustment recognized in the fourth quarter of 2022.
(8)Tax impact calculated using the annual effective tax rate, excluding discrete costs and benefits, with the impact of annual rate changes reflected in the current quarter. For the year ended November 26, 2023 , the tax impact of the Beyond Yoga impairment charges were calculated using the U.S. specific tax rate of 24%. Excluding the impact of the Beyond Yoga impairment charges, the effective tax rate for year ended November 26, 2023 is approximately 10%. For the year ended November 27, 2022, $4.0 million of incremental tax expense associated with the out-of-period adjustment recognized in the fourth quarter of 2022 have been excluded. Charges associated with the Russia-Ukraine crisis are non-deductible and therefore have not been tax effected.

Adjusted Diluted Earnings per Share:

	Three Months Ended		Twelve Months Ended
	November 26, 2023	November 27, 2022	November 26, 2023	November 27, 2022

	(Dollars in millions, except per share amounts)
Most comparable GAAP measure:
Diluted earnings per share	$0.32	$0.38	$0.62	$1.41

Non-GAAP measure:
Diluted earnings per share	$0.32	$0.38	$0.62	$1.41
COVID-19 related inventory costs and other charges(1)	—	—	—	(0.02)
Acquisition and integration related charges(2)	—	—	0.01	0.02
Property, plant, equipment, right-of-use asset impairment, and early lease terminations, net(3)	0.09	(0.03)	0.16	0.06
Goodwill and other intangible asset impairment charges(4)	—	—	0.22	0.03
Restructuring and restructuring related charges, severance and other, net(5)	0.02	0.04	0.11	0.05
Pension settlement losses(6)	—	—	0.05	—
Rabbi Trust adjustment(7)	—	(0.05)	—	(0.05)
Tax impact of adjustments(8)	0.01	—	(0.07)	—
Adjusted diluted earnings per share	$0.44	$0.34	$1.10	$1.50
_____________
(1)For the year ended November 27, 2022, the net reduction in costs incurred in connection with COVID-19 includes a $12.5 million gain reflecting a payment received from the German government as reimbursement for COVID-19 losses incurred in prior years, $1.4 million in inventory related charges and $3.9 million in SG&A related charges.
(2)Acquisition and integration related charges include the inventory markup above historical carrying value as well as SG&A expenses associated with the Beyond Yoga acquisition, including acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees.
(3)For the three months ended November 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges of $24.4 million related to the impairment of capitalized internal-use software as a result of the decision to discontinue certain technology projects and $14.3 million of impairment related to certain store assets, primarily in the U.S. and as the result of poor store performance. For the three months ended November 27, 2022, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges gains on early termination of store leases in Russia.
For the year ended November 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes charges of $49.3 million related to the impairment of capitalized internal-use software as a result of the decision to discontinue certain technology projects, $14.3 million of impairment related to certain store assets, primarily in the U.S. and as the result of poor store performance, a $3.9 million gain on the early termination of store leases in Russia, and $3.7 million of impairment related to other discontinued projects. For the year ended November 27, 2022, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes impairment of $4.1 million related to property, plant and equipment and $33.3 million related to certain store right-of-use assets offset by a $15.8 million gain on the early termination of store leases, all related to the Russia-Ukraine crisis.
(4)For the year ended November 26, 2023, goodwill and other intangible asset impairment charges includes impairment charges of $75.4 million related to Beyond Yoga reporting unit goodwill and $14.8 million related to the Beyond Yoga trademark. During the year ended November 27, 2022, we recognized impairment charges of $11.6 million related to goodwill assigned to the Russia business.
(5)For the three months ended November 26, 2023, restructuring and restructuring related charges, severance and other, net primarily includes consulting costs associated with our restructuring initiative of $5.0 million. For the three months ended November 27, 2022, restructuring and restructuring related charges, severance and other, net primarily includes net restructuring charges of $12.4 million.

For the year ended November 26, 2023, restructuring and restructuring related charges, severance and other, net primarily relates to net restructuring charges of $20.3 million, other executive severance and separation charges of $9.5 million, consulting costs associated with our restructuring initiative of $5.0 million, costs associated with the wind-down of the Russia business, including severance of $3.8 million. For the year ended November 27, 2022, restructuring and restructuring related charges, severance and other, net primarily includes net restructuring charges of $9.1 million and $7.3 million of charges related to the Russia-Ukraine crisis.
(6)For the year ended November 26, 2023, the pension settlement relates to the Company purchasing nonparticipating annuity contracts in order to transfer certain retiree liabilities to an insurer, resulting in a one-time settlement charge of $19.0 million.
(7)The unrealized gains on marketable equity securities is related to an out-of-period adjustment recognized in the fourth quarter of 2022.
(8)Tax impact calculated using the annual effective tax rate, excluding discrete costs and benefit, with the impact of annual rate changes reflected in the current quarter. For the year ended November 26, 2023 , the tax impact of the Beyond Yoga impairment charges were calculated using the U.S. specific tax rate of 24%. Excluding the impact of the Beyond Yoga impairment charges, the effective tax rate for year ended November 26, 2023 is approximately 10%. For the year ended November 27, 2022, $4.0 million of incremental tax expense associated with the out-of-period adjustment recognized in the fourth quarter of 2022 have been excluded. Charges associated with the Russia-Ukraine crisis are non-deductible and therefore have not been tax effected.

Net Debt and Leverage Ratio:
We define net debt, as total debt, excluding finance leases, less cash and cash equivalents and short-term investments in marketable securities. We define leverage ratio, as the ratio of total debt to the last 12 months Adjusted EBITDA. Net debt and leverage ratio are not financial measures prepared and presented in accordance with GAAP.

	November 26, 2023	November 27, 2022

	(Dollars in millions)
Most comparable GAAP measure:
Total debt, excluding finance leases	$1,021.9	$996.2

Non-GAAP measure:
Total debt, excluding finance leases	$1,021.9	$996.2
Cash and cash equivalents	(398.8)	(429.6)
Short-term investments in marketable securities	—	(70.6)
Net debt	$623.1	$496.0

	November 26, 2023	November 27, 2022

	(Dollars in millions)
	(Unaudited)
Total debt, excluding finance leases	$1,021.9	$996.2
Last twelve months Adjusted EBITDA	$715.6	$867.5
Leverage ratio	1.4	1.1

Adjusted Free Cash Flow:
In the second quarter of 2022, the definition of Adjusted free cash flow, a non-GAAP financial measure, was revised to include net cash flow from operating activities less purchases of property, plant and equipment. Previously, we defined Adjusted free cash flow as net cash flow from operating activities less purchases of property, plant and equipment, plus proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, less payment of debt extinguishment costs, less repurchases of common stock, tax withholdings on equity award exercises, and cash dividends to stockholders. We believe this revised definition is a more representative measure of our free cash flow, assists in the comparability of results, and is consistent with how management reviews performance. The table below includes the recast of prior period results. Additionally, we will provide updated non-GAAP reconciliations under this revised definition in future reports for the relevant prior year periods.

	Three Months Ended		Twelve Months Ended
	November 26, 2023	November 27, 2022	November 26, 2023	November 27, 2022

	(Dollars in millions)
Most comparable GAAP measure:
Net cash provided by operating activities	$258.9	$17.8	$435.5	$228.1
Net cash used for investing activities	(79.8)	(8.6)	(240.7)	(235.7)
Net cash used for financing activities	(75.0)	(77.7)	(214.1)	(365.4)

Non-GAAP measure:
Net cash provided by operating activities	$258.9	$17.8	$435.5	$228.1
Purchases of property, plant and equipment	(56.5)	(71.5)	(315.5)	(268.3)
Adjusted free cash flow	$202.4	$(53.7)	$120.0	$(40.2)

Return on Invested Capital:
We define Return on invested capital (“ROIC”) as the trailing four quarters of Adjusted net income before interest and after taxes divided by the average trailing five quarters of total invested capital. We define total invested capital as total debt plus shareholders' equity less cash and short-term investments. We believe ROIC is useful to investors as it quantifies how efficiently we generated operating income relative to the capital we have invested in the business.
Our calculation of ROIC is considered a non-GAAP financial measure because we calculate ROIC using the non-GAAP metric Adjusted net income. Although ROIC is a standard financial metric, numerous methods exist for calculating a company's ROIC. As a result, the method we use to calculate our ROIC may differ from the methods used by other companies. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP.
The table below sets forth the calculation of ROIC for each of the periods presented.

	Trailing Four Quarters
	November 26, 2023	November 27, 2022

	(Dollars in millions)
Net income	$249.6	$569.1

Numerator
Adjusted net income(1)	$440.7	$603.9
Interest expense	45.9	25.7
Adjusted Income tax expense	45.0	80.5
Adjusted net income before interest and taxes	$531.6	$710.1
Income tax adjustment(2)	(49.3)	(88.0)
Adjusted net income before interest and after taxes	$482.3	$622.1
_____________
(1)    Adjusted net income is reconciled from net income which is the most comparable GAAP measure. Refer to Adjusted net income table for more information.
(2) Tax impact calculated using the adjusted annual effective tax rate, excluding discrete costs and benefits.

	Average Trailing Five Quarters
	November 26, 2023	November 27, 2022

	(Dollars in millions)
Denominator
Total debt	$2,167.3	$2,166.2
Shareholders' equity	1,959.4	1,770.1
Cash and Short-term investments	(397.4)	(695.4)
Total invested Capital	$3,729.3	$3,240.9

Net income to Total invested capital	6.7%	17.6%
Return on Invested Capital	12.9%	19.2%

Constant-Currency:
We calculate constant-currency amounts by translating local currency amounts in the comparison period at actual foreign exchange rates for the current period. Our constant-currency amounts are not financial measures prepared in accordance with GAAP.
The table below sets forth the calculation of net revenues for each of our operating segments on a constant-currency basis for the prior-year comparison periods applicable to the three-month and twelve-month periods ended November 26, 2023:

	Three Months Ended			Twelve Months Ended
	November 26, 2023	November 27, 2022	% Increase (Decrease)	November 26, 2023	November 27, 2022	% Increase (Decrease)

	(Dollars in millions)
Total revenues
As reported	$1,642.3	$1,588.7	3.4%	$6,179.0	$6,168.6	0.2%
Impact of foreign currency exchange rates	—	23.9	*	—	(0.7)	*
Constant-currency net revenues	$1,642.3	$1,612.6	1.8%	$6,179.0	$6,167.9	0.2%

Americas
As reported	$888.3	$840.4	5.7%	$3,086.9	$3,187.4	(3.2)%
Impact of foreign currency exchange rates	—	11.5	*	—	33.5	*
Constant-currency net revenues - Americas	$888.3	$851.9	4.3%	$3,086.9	$3,220.9	(4.2)%

Europe
As reported	$379.0	$370.4	2.3%	$1,579.5	$1,597.2	(1.1)%
Impact of foreign currency exchange rates	—	17.2	*	—	16.5	*
Constant-currency net revenues - Europe	$379.0	$387.6	(2.2)%	$1,579.5	$1,613.7	(2.1)%

Asia
As reported	$262.0	$251.1	4.3%	$1,059.7	$952.1	11.3%
Impact of foreign currency exchange rates	—	(7.3)	*	—	(56.6)	*
Constant-currency net revenues - Asia	$262.0	$243.8	7.5%	$1,059.7	$895.5	18.3%

Other Brands
As reported	$113.0	$126.8	(10.9)%	$452.9	$431.9	4.9%
Impact of foreign currency exchange rates	—	2.6	*	—	5.8	*
Constant-currency net revenues - Other Brands	$113.0	$129.4	(12.7)%	$452.9	$437.7	3.5%
_____________
* Not meaningful

Constant-Currency Adjusted EBIT and Constant-Currency Adjusted EBIT Margin:
The table below sets forth the calculation of Adjusted EBIT and Adjusted EBIT margin on a constant-currency basis for each of the periods presented and represents Adjusted EBIT and Adjusted EBIT margin without the impact of foreign currency exchange rate fluctuations.

	Three Months Ended			Twelve Months Ended
	November 26, 2023	November 27, 2022	% Increase	November 26, 2023	November 27, 2022	% Decrease

	(Dollars in millions)
Adjusted EBIT(1)	$200.1	$142.3	40.6%	$554.8	$713.0	(22.2)%
Impact of foreign currency exchange rates	—	4.8	*	—	5.7	*
Constant-currency Adjusted EBIT	$200.1	$147.1	36.0%	$554.8	$718.7	(22.8)%

Adjusted EBIT margin	12.2%	9.0%	35.6%	9.0%	11.6%	(22.4)%
Impact of foreign currency exchange rates	—%	0.3%	*	—%	0.1%	*
Constant-currency Adjusted EBIT margin(2)	12.2%	9.3%	31.2%	9.0%	11.7%	(23.1)%
_____________
(1)    Adjusted EBIT is reconciled from net income which is the most comparable GAAP measure. Refer to Adjusted EBIT and Adjusted EBITDA table for more information.
(2)    We define constant-currency Adjusted EBIT margin as constant-currency Adjusted EBIT as a percentage of constant-currency net revenues.
* Not meaningful

Constant-Currency Adjusted Net Income and Adjusted Diluted Earnings per Share:
The table below sets forth the calculation of Adjusted net income and Adjusted diluted earnings per share on a constant-currency basis for each of the periods presented. Constant-currency Adjusted net income represents Adjusted net income without the impact of foreign currency exchange rate fluctuations. Constant-currency Adjusted diluted earnings per share represents Adjusted diluted earnings per share without the impact of foreign currency exchange rate fluctuations.

	Three Months Ended			Twelve Months Ended
	November 26, 2023	November 27, 2022	% Increase	November 26, 2023	November 27, 2022	% Decrease

	(Dollars in millions, except per share amounts)
Adjusted net income(1)	$178.6	$136.6	30.7%	$440.7	$603.9	(27.0)%
Impact of foreign currency exchange rates	—	16.9	*	—	20.1	*
Constant-currency Adjusted net income	$178.6	$153.5	16.4%	$440.7	$624.0	(29.4)%
Constant-currency Adjusted net income margin(2)	10.9%	9.7%		7.1%	10.1%

Adjusted diluted earnings per share	$0.44	$0.34	29.4%	$1.10	$1.50	(26.7)%
Impact of foreign currency exchange rates	—	0.04	*	—	0.05	*
Constant-currency adjusted diluted earnings per share	$0.44	$0.38	15.8%	$1.10	$1.55	(29.0)%
_____________
(1)    Adjusted net income is reconciled from net income which is the most comparable GAAP measure. Refer to Adjusted net income table for more information.
(2)    We define constant-currency Adjusted net income margin as constant-currency Adjusted net income as a percentage of constant-currency net revenues.
* Not meaningful